EXHIBIT 10.25
                       AMENDED AND RESTATED AGREEMENT
                      BETWEEN CAPCO RESOURCES, INC. AND
                            SABA PETROLEUM COMPANY

     This Agreement is made this 1st day of August 1996, between Capco Resources, Inc. ("Capco"), a Delaware corporation, and Saba Petroleum Company ("Saba"), a Colorado corporation.

     Whereas, Capco and Saba entered into a certain agreement on April 23, 1996, relating to Saba's participation in the Saba Power Project (as defined below), and

     Whereas, Capco and Saba desire to amend and restate the original agreement pursuant to this Amended and Restated Agreement; and

     Whereas, Capco entered into a Project Development and Shareholders' Agreement dated June 2, 1995 (the "Shareholders' Agreement"), whereby it has the right to participate in the Saba Power Project, a proposed 115 Megawatt power plant to be located in Labore, Pakistan (the "Project"); and

     Whereas, Capco Resources, Inc. has negotiated revisions to the Shareholders' Agreement (see attached "Amended and Restated Project Development and Shareholders' Agreement") allowing Capco to purchase approximately an 8.0% interest in the Project for approximately $1,728,000 to be paid as follows: approximately $500,000 shortly after filing the finalized Project loan documents with the Government of Pakistan and approximately $1,208,000 upon the signing of the ancillary documents required for the Project participants to drawn down on the construction facility. Upon payment of such sums, Capco shall have the option to purchase an additional 9.93% of the Project, which would allow Capco to increase its interest in the Project to a total f up to 17.93% upon the terms described in the Amended and Restated Project Development Shareholders' Agreement (the "Option"); and

     Whereas, Capco and Saba have negotiated terms pursuant to which Saba can participate in the Saba Power Project;

     In consideration of the mutual covenants and agreements contained herein, it is hereby agreed among the parties as follows:

     1) Saba will invest $500,000 in cash to buy an approximately 2.3% interest in the Project. This interest shall not include any ownership or right to participate in the Option.

     2) If required, Capco shall hold Saba's interest in trust pursuant to a written agreement until such time as it is determined that such interest can be directly assigned to Saba without any detrimental effect to the parties hereto or the project as a whole.

     3) Actual percentage interest amounts described herein may change based on any differences in the actual Project costs from what is reflected in the Amended and Restated Project Development and Shareholders' Agreement attached hereto.

     4)   Saba's total cash investment of $500,000 shall be paid as follows:
a) $250,000 upon the "true up" of the pre-operational out-of-pocket development costs (which sum has already been paid by Saba); and b) the balance of $250,000 when such
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funds are required to be paid pursuant to the Amended and Restated Project
Development and Shareholders' Agreement which is anticipated to be on or about August 8, 1997.

     5) If Saba fails to invest the amounts required above then Saba's interest in the Project shall be reduced based on the amount invested. It is understood that certain equity credits would be lost by both parties if such funds are not paid in a timely manner.

     6) This Agreement shall be governed by the laws of the State of Colorado.

     7) This Agreement may be signed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

     8) This Agreement contains the entire agreement and understanding among the parties hereto concerning the Project and supersedes all prior and contemporaneous agreements, discussions, negotiations and understanding either written or oral. No amendment or modification of any of the terms and conditions contained herein shall be made except by a duly authorized written agreement.

SABA PETROLEUM COMPANY                  CAPCO RESOURCES, INC.


By: /s/ Ilyas Chaudhary                 By: /s/ Edward J. Names
   ---------------------------             ---------------------------------
   Ilyas Chaudhary, President              Edward J. Names, President
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